BYLAWS

                              ILLINOVA CORPORATION
                            (An Illinois Corporation)

                            As Amended April 8, 1998


                                    ARTICLE I

                                  Stockholders

                           Section 1. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time and place as may be fixed from time to time by the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the members of the Board then in office, for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting.

                           Section 2. Special meetings of the stockholders may be held upon call of the Chairman, the President, or of the Board of Directors or of stockholders holding not less than one-fifth of the shares of the capital stock of the Corporation issued and outstanding, at such time and as such place within the State of Illinois as may be stated in the call and notice. In the event of war, rebellion or other catastrophe, if the surviving members of the Board of Directors shall be reduced to less than a majority of the number fixed by these Bylaws, then any surviving member of the Board of Directors may so call a special meeting of stockholders, at such time and at such place as may be stated in the call and notice.

                           Section 3. Notice stating the place, day and hour of every meeting of the stockholders, and in the case of a special meeting further stating the purpose for which such meeting is called, shall be mailed at least ten days before the meeting to each stockholder of record who shall be entitled to vote thereat, at the last known post office address of each such stockholder as it appears upon the books of the Corporation. Such further notice shall be given by mail, publication or otherwise, as may be required by law. Any meeting may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or all of the stockholders entitled to notice of the meeting sign a waiver thereof in writing.

                           Section 4. The holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, and the vote of a majority of such quorum shall be necessary for the transaction of any business, unless otherwise provided by law, by the Articles of Incorporation or by the Bylaws. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

                           Section 5. Meetings of the stockholders shall be presided over by the Chairman, or, if he is not present, the President, or a Vice President, in that order, or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary of the Corporation, or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting, shall act as secretary of the meeting.

                           Section 6. At all meetings of the stockholders every holder of record of the shares of the capital stock of the Corporation, entitled to vote thereat, may vote thereat either in person or by proxy, provided that no stockholder may appoint more than three persons as proxies at any time, and that no proxy shall be valid after eleven months from the date of its execution, except where the stock is pledged as security for a debt to the person holding the Proxy.

                           Section 7. At all elections of directors the voting shall be by written ballot and stockholders may cumulate their votes.

                           Section 8. The stock transfer books of the Corporation may, if so determined by the Board of Directors, be closed before any meeting of the stockholders, and for any other purpose, including the payment of any dividend, for such length of time as the Board may from time to time determine.


                                   ARTICLE II

                                    Directors

                           Section 1. Initially, the Board of Directors of the Corporation shall consist of between one and five members unless and until IP Merging Corporation shall have merged with and into Illinois Power Company, with Illinois Power Company surviving such merger (the "Merger"). Upon consummation of the Merger, the Board of Directors of the Corporation shall consist of between ten and fifteen members, with all of the directors of Illinois Power Company replacing the directors of the Corporation and serving in such capacity until their successors are duly elected at the next regular annual meeting of the stockholders of the Corporation. The directors shall be elected at the regular annual meeting of the stockholders; but if the election of directors is not held on the day of the annual meeting, the directors shall cause the election to be held as soon thereafter as conveniently may be. The directors shall hold office for a term of one year and until their successors are elected and qualified. No director who is not also an employee of the Corporation shall be elected to serve more than twelve
         (12) terms as a member of the Board of Directors with the initial term beginning in April, 1992, with respect to those directors elected in April of 1994 or earlier. A majority of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business any be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the directors present at any meeting at which there is a quorum shall, except as otherwise provided by law, by the Articles of Incorporation or by the Bylaws, be the acts of the Board.

                           No person shall be eligible for election as a director after he has attained the age of 70, and no officer or employee of the Corporation other than the Chairman or the President, shall be eligible for election as director after he has attained the age of 65.

                           Section 2. Vacancies in the Board of Directors, caused by death, resignation or otherwise, may be filled at any meeting of the Board of Directors and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

                           Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Illinois as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. Special meetings of the Board may be held at any time upon call of the President or a Vice President, by oral telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before any such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of the stockholders at the same place at which such meeting it held. Any meeting may be held without notice if all of the directors are present at the meeting, or if all of the directors sign a waiver thereof in writing.

                           Section 4. Meetings of the Board of Directors shall be presided over by the Chairman or, if he is not present, the President, or a Vice President, in that order, or, if no such officer if present, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, if he is not present, an Assistant Secretary of the Corporation or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

                           Section 5. The Board of Directors, by the affirmative vote of a majority of the whole Board may appoint an Executive Committee and a Finance Committee, in each case to include three or more Directors, one of whom shall be a resident of the State of Illinois, as the Board may from time to time determine. Each such Committee shall have and may exercise such powers as may from time to time be specified in the resolution or resolutions of the Board of Directors creating such Committee, respectively. The Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve, either such Committee. Each Committee may make rules for the conduct of its business, and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of each Committee shall constitute a quorum and the action of a majority thereof shall be the action of such Committee. All actions taken by such Committee shall be reported to the Board at its meeting next succeeding such action.

                           Section 6. The Board of Directors may also appoint one or more other committees to consist of such number of directors and to have such powers as the Board may from time to time determine. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority of the members of any such committee shall constitute a quorum and may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. All action taken by any such committee shall be reported to the Board at its meeting next succeeding such action.

                           Section 7. Each member of the Board of Directors who is not a salaried officer or employee of the Corporation shall be compensated for his services as a director of the Corporation. The Board of Directors shall fix the amount of such compensation.

                           Section 8.  Nomination of persons for election to the
         Board of Directors of the Corporation shall be made only at a meeting of stockholders and only (i) by or at the direction of the Board of Directors or a Committee thereof or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedure set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the committee of the Board of Directors which has responsibility for nominating persons for election to the Board of Directors, or in the event there is no such committee to the Chairman of the Board of Directors, or in the event there is no such person to the President of the Company (the "Notice"). To be timely, a Notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the Annual Meeting; provided, however, that in the event that Directors are to be elected by the stockholders at any other time, the Notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the tenth day following the day on which Notice of the date of the meeting was first mailed to stockholders. For purposes of this Section, any adjournment or postponement of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date will be deemed for purposes of Notice to be a continuation of the original meeting, and no nominations by a stockholder of persons to be elected Directors of the Corporation may be made at any such reconvened meeting unless pursuant to a Notice which was timely for the meeting on the date originally scheduled.

                           The Notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the Notice (A) the name and address of the stockholder (B) the class and number of shares of voting stock of the Corporation which are beneficially owned by such stockholder, and (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice. Notwithstanding the foregoing, nothing in this Section shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on the behalf of, the Board.


                                   ARTICLE III

                                    Officers

                           Section 1. As soon as may be after the election held in each year, the Board of Directors shall elect a President (who shall be a director), one or more Vice Presidents, one or more of whom may be designated as Executive Vice President or Senior Vice President, and a Secretary and a Treasurer and a Controller, and may elect a Chairman (who shall be a director); provided, however, that unless and until the consummation of the Merger, the officers of the Corporation may consist only of a President (who shall be a director), a Treasurer, a Secretary and a Chairman (who shall be a director). The Board of Directors may from time to time appoint such Assistant Secretaries, Assistant Treasurers and other officers and agents of the Corporation as it may deem proper. The same person may be elected or appointed to more than one office.

                           Section 2. The term of office of all officers shall be one year or until their respective successors are elected, but any officer or agent may be removed, with or without cause, at any time by the affirmative vote of a majority of the members of the Board then in office.

                           Section 3. The officers of the Corporation shall each have such powers and duties as may be prescribed from time to time by the Board of Directors or, in the absence of such prescription, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices. The Treasurer, the Assistant Treasurers and any other officers or employees of the Corporation may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

                           Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.


                                   ARTICLE IV

                              Certificates of Stock

                           Section 1. The interest of each stockholder in the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, sealed with the seal of the Corporation (which seal may be a facsimile), and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe.

                           Section 2. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person or by a duly authorized attorney, upon surrender for cancellation of certificates for a like number of shares of the same class of stock, with a duly executed assignment and power of transfer endorsed thereon or attached thereto and such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

                           Section 3. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft, or destruction, and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                                    ARTICLE V

                               Checks, Notes, etc.

                           All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the Corporation's bank accounts may bear facsimile signature or signatures, affixed thereto by a mechanical device, of such officer or officers and/or agent or agents as the Board of Directors shall authorize.



                                   ARTICLE VI

                                   Fiscal Year

                           The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.



                                   ARTICLE VII

                                 Corporate Seal

                           The corporate seal shall have inscribed thereon, the
name of the Corporation and the words "Corporate Seal 1994 Illinois."


                                  ARTICLE VIII

                                 Indemnification

                           Section 1. Indemnification of Directors, Officers and Employees. The Corporation shall, to the fullest extent to which it is empowered to do so by the Business Corporation Act of 1983 or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, trustee, or fiduciary of the Corporation, or of a Corporation-sponsored or Corporation-administered trust or benefit plan, or is or was serving at the request of the Board of Directors of the Corporation as a director, officer, employee, trustee, or fiduciary of another corporation, partnership, joint venture, trust, benefit plan, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings.

                           Section 2. The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article is in effect, and any repeal or modification of this Article shall not affect any rights or obligations hereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                           Section 3. The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                           Section 4. The  provisions  of this Article are to be
given retroactive effect.

                                   ARTICLE IX

                                   Amendments

                           These Bylaws, or any part thereof, may be altered, amended or repealed at any meeting of the Board of Directors, provided that notice of such meeting shall set forth the substance of such proposed change.


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